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Cinnamon Jang Willoughby & Company

Chartered Accountants
A Partnership of Incorporated Professionals



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the  Shareholders  of  Zandaria  Ventures  Inc.  (A  Pre-exploration   Stage
Corporation):

         We have audited the balance sheet of Zandaria Ventures Inc. as at June 30, 2005 and the statements of loss and deficit, stockholders' equity and cash flows for the three months ended June 30, 2005 and from the date of inception February 23, 2005 to June 30, 2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
         In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 2005 and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles in the United States.
         Theses consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a pre-exploration stage company and has yet to achieve profitable operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           "Cinnamon Jang Willoughby & Company"
                                           Chartered Accountants
Burnaby, BC
September 18, 2005



MetroTower II - Suite 900 - 4720  Kingsway,   Burnaby,   BC   Canada   V5H 4N2.
Telephone: +1 604 435 4317.     Fax: +1 604 435 4319.
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A world-wide organziation of accounting firms and business advisors.